Exhibit 10.9

NORTH CAROLINA	)
	)	ASSIGNMENT AND ASSUMPTION OF LEASE
WAKE COUNTY	)	(AND FINANCING STATEMENT)

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND FINANCING STATEMENT, (the “Assignment”) is made and entered into effective on and as of January 14, 2000 by and among Oberlin Investors Two, LLC (successor in interest to PF Properties, LLC, successor in interest to North Hills Properties, Inc., a North Carolina corporation), P.O. Box 17004, Raleigh, NC 27619 (the “Lessor”); Branch Banking and Trust Company a North Carolina banking corporation, Real Estate Services, P.O. Box 1220, Winston-Salem, NC 27102-1220 (the “Lessee”); and WCB Group LLC or its proposed nominee North State Bank (Proposed), P.O. Box 18367, Raleigh, NC 27619, with a copy to Mr. Pat Crosby, Esq. Kilpatrick Stockton, 3737 Glenwood Avenue, Suite 400, Raleigh, NC 27612 (the “New Lessee”);

WHEREAS, the Lessee or its predecessor in interest and the Lessor entered into (a) a North Carolina Lease Agreement dated as of July 23, 1986, as amended by that certain Amendment to Lease dated February 17, 1997, a copy of which is attached hereto as Schedule I and (b) a Memorandum of Lease dated October 29, 1986 recorded in Book 3867, at Page 420, of the Wake Public Registry (collectively the “Lease”), with respect to the premises described in the Lease (the “Premises”); and the terms and conditions of such Lease are incorporated herein by reference as if set forth herein; and

WHEREAS, the New Lessee has requested that Lessee assign all of its rights, title and interest in and to the Lease to the New Lessee with the consent of the Lessor; and the Lessee and the New Lessee have requested that the Lessor consent to such assignment of the Lease; and the Lessor has consented to such assignment of the Lease provided that Lessee is not released from any of its obligations under the Lease except to the extent performed by the New Lessee.

NOW, THEREFORE, in consideration of the premises and payment of $100.00 and other valuable considerations paid by New Lessee to the Lessee and the Lessor (the receipt and sufficiency of which is hereby acknowledged), the Lessor, the Lessee and the New Lessee do hereby agree as follows:

(1) Lessor does hereby consent to the assignment of the Lease by Lessee to New Lessee and the use of the Premises by New Lessee for a banking facility and/or general office space only and for no other purpose. After the Effective Date (as hereinafter defined), Lessee shall be relieved of its obligations and liabilities under the Lease to the extent (but only to the extent) such obligations and liabilities are performed and paid by the New Lessee. It is expressly understood by Lessor and Lessee that Lessee, to and until September 30, 2006, shall remain fully liable for the compliance by New Lessee with the terms and conditions of this Lease and Lessee shall not be released from performing any terms, covenants and conditions of this Lease except to the extent performed by the New Lessee. In the event the New Lessee is in default under any of the terms and conditions of the Lease, the Lessor shall give Lessee written notice of such default and the opportunity to cure any such default. Lessee agrees that in the event that New Lessee defaults in the payment of any installment of rent or the performance of any duty contained in the Lease, Lessee shall pay or perform same within ten (10) days following receipt of notice from Lessor of the default of the New Lessee. The liability of Lessee shall be and is primarily direct and immediate. No waiver by Lessor in favor of Lessee with regard to any default by New Lessee shall operate as a waiver of any other default on a future occasion. Lessor shall have no obligation to pursue New Lessee, but may at all times and at any time demand payment and performance directly from Lessee.

(2) Lessee hereby assigns, transfers and conveys unto New Lessee all of Lessee’s right, title and interest as Lessee in, to and under the Lease, upon the following terms and conditions:

(a) The effective date of the assignment of the Lease shall be February 1, 2000 (the “Effective Date”);

(b) From and after the Effective Date New Lessee shall be liable for the payment of the monthly rent and for the payment of any and all other costs and expenses due under the Lease (to Lessor and others) and continuing for the remainder of the original lease Term and any renewal or extensions through and including the option to renew expiring on September 30, 2006.

(c) Lessee’s interest in the Premises described in the Lease and in the improvements on said property are being assigned to New Lessee in their existing condition, “AS IS, WHERE IS AND WITH ALL FAULTS”, without representation or warranty, express or implied, as to the condition or merchantability thereof or the fitness thereof for any particular use or purpose; and Lessee’s interest in the Premises described in the Lease is subject to any liens, easements, rights-of-way, restrictions or other matters affecting title to the Premises imposed by Lessor in accordance with the terms of the Lease; and

(d) Lessee shall provide New Lessee, and New Lessee shall provide Lessee, a copy of any notice of default or other demand received from the Lessor under the Lease, and although New Lessee shall be primarily liable for the performance of the obligations under the Lease, Lessee, at is option, may take such steps as it deems necessary to cure any such default or satisfy any demand made by the Lessor under the Lease.

(e) Lessee acknowledges that New Lessee’s ability to operate as a bank in the Premises is contingent on approval of New Lessee by the North Carolina Banking Commission on March 15, 2000 and by the FDIC in May of 2000. In the event New Lessee does not receive the approval of the North Carolina Banking Commission on March 15, 2000 or of the FDIC in May of 2000, New Lessee shall have until May 31, 2000 to terminate New Lessee’s obligations under this Assignment by providing written notice thereof to Lessee by such date, in which event neither party shall have any further rights or obligations under this Assignment.

(3) New Lessee hereby agrees as follows:

(a) New Lessee accepts the assignment of the Lease, assumes and agrees to perform directly any and all of the duties and obligations (which accrue on or after the Effective Date) of Lessee as Lessee under the Lease, and agrees to abide by all of the terms and conditions of the Lease; and New Lessee expressly agrees not be exercise any options to renew the Lease except as described in paragraph 5 below.

(b) New Lessee agrees to indemnify, defend and hold harmless Lessee from and against any and all costs, claims, damages and liabilities (including, but not limited to, attorneys’ fees) arising from or relating to the Lease as to matters occurring on or after the Effective Date of this Assignment.

(c) New Lessee will not remove any of the furniture, fixtures or equipment from the Premises described in attached Schedule II (the “FFE”) without Lessee’s prior written consent. In addition, New Lessee hereby grants, transfers, and conveys unto Lessee a security interest pursuant to the North Carolina Uniform Commercial Code (the “Code”) in the FFE. Without the prior written consent of Lessee, New Lessee shall not create or suffer to be created any other security interest in such items. This Assignment shall constitute a security agreement pursuant to the Code for the FFE. In exercising its rights and remedies under the Code, Lessee may proceed against the personal property described herein and all of New Lessee’s interest under the Lease separately or together and in any order whatsoever, without in any way affecting the availability of Lessee’s remedies under the Code or herein. This document shall constitute a financing statement filed as a fixture filing in accordance with NC General Statute Section 25-9-402 (or any amendment thereto). For purposes of complying with requirements of NC General Statute Section 25-9-402, the name of New Lessee, as Debtor, and Lessee, as Secured Party, and the respective addresses are set forth on the first page of this Assignment; the types and items of Collateral are described in this sub-paragraph and the description of the Premises is described in the Memorandum of Lease referenced above. The Collateral is or includes fixtures.

(4) Lessee hereby confirms and agrees as follows:

(a) Lessee is the sole Lessee under the Lease and is the sole owner of the Lessee’s interest thereunder; and Lessee has not previously assigned the Lease or any interest therein or sublet the Premises subject to the Lease, in whole or in part;

(b) The Lease has not been modified or amended except as noted above, and the Lease is in full force and effect as of the date hereof;

(c) Lessee is not (to the best of its knowledge) in default under any of the terms, covenants or conditions of the Lease, and all rent and other payments due and payable under the Lease as of the date hereof have been paid; and

(d) Lessee agrees to indemnify, defend and hold harmless New Lessee from and against any and all costs, claims, damages and liabilities (including, but not limited to, attorneys’ fees) arising from or relating to the Lease as to matters occurring prior to the Effective Date of this Assignment.

(e) Lessee agrees not to exercise any options to renew the Lease other than the second option to extend the Lease to and until September 30, 2006.

(5) Lessee expressly assigns to New Lessee the right to extend the term of the Lease as set forth in the next sentence, but Lessee shall have no right to extend the Lease for any period after September 30, 2006. New Lessee hereby agrees to exercise the second option to extend the term of the Lease from October 1, 2001 to September 30, 2006.

Except as herein modified and assigned, the terms and conditions of the Lease shall remain in full force and effect. In the event of any conflict or inconsistency with the terms and conditions of the Lease and this Assignment, this Assignment shall control.

IN WITNESS WHEREOF, Lessor, Lessee and New Lessee have caused this Assignment to be executed by their respective corporate officers, all pursuant to authority duly granted.

[SIGNATURE PAGE FOLLOWS]

LESSOR:

OBERLIN INVESTORS TWO, LLC

By:	/s/ illegible	(Seal)
,

LESSEE:

BRANCH BANKING AND TRUST COMPANY

By:
, Sr. Vice President

ATTEST:
Assistant Secretary

[CORPORATE SEAL]

NEW LESSEE:

WCB GROUP, LLC
[for North State Bank (Proposed)]

By:	/s/ Larry D. Barbour	(SEAL)
Managing Partner

LESSOR:

OBERLIN INVESTORS TWO, LLC

By:
Manager

LESSEE:

BRANCH BANKING AND TRUST COMPANY

By:	/s/ illegible
Sr. Vice President

ATTEST:

/s/ Peggy Moore
Assistant Secretary

[CORPORATE SEAL]

NEW LESSEE:

WCB GROUP, LLC
[for North State Bank (Proposed)]

By:
Manager

STATE OF NORTH CAROLINA – COUNTY OF WAKE

I, the undersigned, a Notary Public of the County and State aforesaid, certify that Larry D. Barbour Manager of WCB GROUP LLC, a North Carolina limited liability company (the “Company”) personally came before me this day and acknowledged the execution of the foregoing instrument for and on behalf, and in his capacity as Manager, of WCB GROUP LLC a North Carolina limited liability.

Witness my hand and official seal, this the 14 day of January, 2000.

/s/ Andrew J. Bilodeau
Notary Public

My commission expires: 8/2/2004

STATE OF NORTH CAROLINA – COUNTY OF FORSYTH

I, the undersigned, a Notary Public of the County and State aforesaid, certify that                                          personally came before me this day and acknowledged that he/she is                              Secretary of Branch Banking and Trust Company, a North Carolina Banking Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its                      President, sealed with its corporate seal and attested by                      as its                      Secretary.

Witness my hand and official seal, this the day of , 2000.

Notary Public

My commission expires:

STATE OF NORTH CAROLINA – COUNTY OF WAKE

I, the undersigned, a Notary Public of the County and State aforesaid, certify that James I. Anthony, Jr. personally came before me this day and acknowledged that he/she is Manager of Oberlin Investors Two, LLC, a North Carolina Limited Liability Company, and that by authority duly given and as the act of the corporation, the foregoing Instrument was signed in its name by its Manager, sealed with its Corporate seal.

Witness my hand and official seal, this the 14th day of January, 2000.

/s/ illegible
Notary Public

My commission expires: 11/30/2002

STATE OF NORTH CAROLINA – COUNTY OF FORSYTH

I, the undersigned, a Notary Public of the County and State aforesaid, certify that                                          Manager of WCB GROUP LLC, a North Carolina limited liability company (the “Company”) personally came before me this day and acknowledged the execution of the foregoing instrument for an on behalf, and in his capacity as Manager, of WCB GROUP LLC a North Carolina limited liability.

Witness my hand and official seal, this the      day of                     , 1999.

Notary Public

My commission expires:

STATE OF NORTH CAROLINA – COUNTY OF FORSYTH

I, the undersigned, a Notary Public of the County and State aforesaid, certify that Peggy Moore personally came before me this day and acknowledged that he/she is Asst Secretary of Branch Banking and Trust Company, a North Carolina Banking Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Sr. Vice President, sealed with its corporate seal and attested by herself as its Asst Secretary. Witness my hand and official seal, this the 14 day of January, 2000.

/s/ illegible
Notary Public

My commission expires: November 21, 2000

STATE OF NORTH CAROLINA – COUNTY OF

I, the undersigned, a Notary Public of the County and State aforesaid, certify that                                          personally came before me this day and acknowledged that he/she is                      Secretary of Oberlin Investors Two, LLC (successor in interest to PF Properties, LLC, successor in interest to North Hills Properties Inc., a North Carolina corporation), and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its                      President, sealed with its Corporate seal and attested by              self as its                      Secretary. Witness my hand and official seal, this the      day of                     , 1999.

Notary Public

My commission expires:

NORTH CAROLINA	AMENDMENT TO LEASE

WAKE COUNTY

THIS AGREEMENT entered into as of the 17th day of February, 1997, by and between NORTH HILLS PROPERTIES, INC., (hereinafter called “LANDLORD”), and BRANCH BANKING AND TRUST COMPANY, (hereinafter called “TENANT”):

W I T N E S S E T H: that

WHEREAS, LANDLORD and TENANT heretofore executed and delivered a certain LEASE AGREEMENT dated July 23, 2986, by which LANDLORD leased to TENANT certain premises located at 6200 Falls of Neuse Road, Raleigh, North Carolina, and also being set forth in Exhibit B of the LEASE AGREEMENT, in North Ridge Office Building, Raleigh, North Carolina, for a term of years; and

WHEREAS, LANDLORD and TENANT desire to amend said LEASE AGREEMENT:

NOW THEREFORE, in consideration of the premises, one dollar ($1.00) each to the other given, receipt of which is hereby acknowledged and other good and valuable consideration, LANDLORD and TENANT agree as follows:

1. The Term of said Lease is hereby retroactively extended for a period of five (5) years commencing on October 1, 1996 and ending on September 30, 2001 (the “extended term”);

2. Article IV(A)(ii) Adjustment for Operating Expenses – Premises. The term “Premised (3,848 sq. ft.)”, shall be modified and replaced with “Premised (4,473 sq. ft.)”; and

3. Article XXIII(a) Notices shall be modified and replaced as follows: If to Lessee, to:

Branch Bank and Trust Company

Real Estate Services

PO Box 1220

Winston-Salem, NC 27102-1220

4. All other terms and conditions of said LEASE AGREEMENT between the parties hereto dated July 23, 1986 are hereby confirmed and shall remain in full force and effect.

LANDLORD:	NORTH HILLS PROPERTIES, INC.

ATTEST:
/s/ Carol ter Wee	By:	/s/ James A. Walker
Carol ter Wee, Secretary		James A. Walker, President
[CORPORATE SEAL]

LESSEE:	BRANCH BANKING AND TRUST COMPANY

ATTEST:
/s/ Peggy Moore	By:	/s/ Illegible
Assistant Secretary		Vice President
[CORPORATE SEAL]

NORTH CAROLINA LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of the 23rd day of July, 1986, by and between NORTH HILLS PROPERTIES, I (hereinafter called “Lessor”) and BRANCH BANKING AND TRUST COMPANY (hereinafter called “Lessee”):

W I T N E S S E T H:

I. PREMISES

In consideration of the rents hereinafter agreed to be paid and in consideration of the mutual covenants and agreements hereinafter recited, Lessor does hereby lease and demise unto Lessee and Lessee does hereby lease and take as tenant from Lessor those certain premises (hereinafter called the “Premises”) at 6200 Falls of Neuse Road (hereinafter called the “Building” and more particularly described in Exhibit A (a legal description of the property) and Exhibit B (a floor plan of the leased Premises) which are attached and incorporated in this lease.

II. TERM

The term of this lease shall begin on October 1, 1986, and shall end at 12:00 midnight on the 30th day of September 1996. Provided that Lessee shall not be in default hereunder, and provided that Lessee gives ninety (90) days advance written notice of exercise prior to the expiration of the term then in effect, Lessee shall have the option to extend the term of this lease for four (4) additional terms of five (5) years, each subject to all terms and conditions of this lease.

III. RENT

(A) Lessee shall pay to Lessor the sum of Fifty Three Thousand Four Hundred Ten and 24/100 Dollars ($53,410.24) per year as annual base rent for the Premises, (hereinafter sometimes referred to as the “Base Rent”), payable without previous demand and in monthly installments equal to one-twelfth (1/12) of the annual Base Rent each due on the 1st day of each month during the term of this lease, and payment for the first month shall be made upon the date Lessor shall have made the Premises available for possession and premises shall have been accepted by Lessee. Rent for any partial month shall be paid in advance at that daily rate equal to the then existing monthly Base Rent divided by the number of days in the month for which such rent is due.

(B) Commencing as of October 1, 1989, and as of October 1 of each three years thereafter (the “Adjustment Date”), the Base Rent set forth in the foregoing subparagraph (A) shall be adjusted as follows:

(i) The Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average (1967 = 100), all items, published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”), which is published for the month of September immediately prior to the Adjustment Date (the “Extension Index”), shall be compared with the Index published for the month of September for the year 1986 (the “Beginning Index”). The Base Rent shall be adjusted by adding to the Base Rent an amount equal to the initial Base Rent as set forth in the foregoing subparagraph (A) multiplied by a fraction, the numerator of which is the Extension Index less the Beginning Index and the denominator of which is the Beginning Index. Lessee thereafter shall pay to Lessor monthly in the manner provided in the foregoing subparagraph (B). Any tri-annual increase will be limited to a maximum of six percent (6%) increase, and the rent shall never be deceased.

(ii) On or before November 31 of each adjustment year during the term of this lease, (included any renewal terms) Lessor shall furnish Lessee with a statement setting forth the adjustment, if any, to Base Rent required by this subparagraph (B). From the beginning of each such adjustment year and until Lessor shall furnish Lessee with a statement as aforesaid, Lessee shall continue to pay Base Rent at the rate it shall have been obligated to pay the same during the preceding calendar year. Beginning with the first day of the calendar month following the date upon which Lessor shall have delivered to Lessee each such statement, Lessee shall pay Base Rent at the rate as adjusted under this subparagraph (B) and shall pay Lessor on such first day of the calendar month following the date upon which Lessor shall have delivered to Lessee each such statement, any difference between Base Rent Lessee shall have paid Lessor during such year and the adjusted Base Rent Lessee shall have been obligated to pay Lessor during such year under this subparagraph (B).

(iii) In the event that the Bureau of Labor Statistics shall change the base period (now 1967 = 100), the new index numbers shall be substituted for the old index numbers in making the calculation provided for in this subparagraph (B). It is agreed that in the event the aforesaid index is discontinued or revised, such other index with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if there had been no such discontinuation or revision. If there shall be no such other index, the parties shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of such discontinuation by a responsible financial periodical of recognized authority. Any dispute between the parties regarding any such discontinuation or revision shall be determined by arbitration in accordance with Article 45A, Chapter 1 of the North Carolina General Statutes as then prevailing or as otherwise then provided by the North Carolina General Statutes.

IV. ADJUSTMENT FOR OPERATING EXPENSES – PREMISES

(A) For the purpose of this lease, the following defined terms shall have the meanings set forth below:

(i) Base Year shall mean the calendar year 1986.

(ii) Lessee’s Proportionate Share of Lessor’s Increased Operating Expenses shall mean that fraction of such Operating Expenses, the numerator of which is the number of gross leasable square feet contained in the Premises (3,848 sq. ft.), and the denominator of which is the total number of gross leasable square feet contained in the building (39,799 sq. ft.).

(iii) Lessor’s Operating Expenses shall mean and include ad valorem real estate taxes and fire and casualty insurance premiums only.

(B) With respect to each calendar year or portion thereof during the term of this lease, Lessee shall pay Lessor as additional rent in the manner hereinafter provided, Lessee’s Proportionate Share of Lessor’s Increased Operating Expenses in the amount by which Lessor’s Operating Expenses paid or incurred by Lessor during such period exceeded Lessor’s Operating Expenses paid or incurred by Lessor during the Base Year. It is acknowledged and agreed that with respect to any calendar year or portion thereof it will not be possible to determine the actual amount of such excess, if any, until after the end of such calendar year. Therefore, on or before July 31, 1988, and on or before July 31 of each calendar year, thereafter, during the term of this lease, Lessor shall furnish Lessee with a statement setting forth the total amount of Lessee’s Proportionate Share of Lessor’s Increased Operating Expenses in the amount by which Lessor’s Operating Expenses for the preceding calendar year exceeded Lessor’s Operating Expenses for the Base Year, if any. Upon receipt by Lessee of Lessor’s statement of additional rent for Increased Operating Expenses, Lessee shall pay same to Lessor in lump sum within sixty days of receipt of Lessor’s statement of such charges.

(C) In the event that Lessee is required to pay a share of Lessor’s Operating Expenses pursuant to this Section IV, Lessee shall have the right, at Lessee’s expense, to inspect Lessor’s books and records showing Lessor’s Operating Expenses for the Base Year and the calendar year in question. Lessor’s statement setting forth the total amount of Lessee’s Proportionate Share of Lessor’s Increased Operating Expenses furnished to Lessee in accordance with the provisions of this Section IV shall be deemed to have been approved by Lessee unless protested by Lessee in writing within fifteen (15) days after delivery of such statement to Lessee.

(D) It is understood and agreed that Lessee’s Proportionate Share of Lessor’s Increased Operating Expenses, for the purposes of the default provisions hereof, shall be deemed to be additional rent due from Lessee; and any default in the payment thereof shall entitle Lessor to all remedies provided for herein or at law or in equity on account of Lessee’s failure to pay rent. The other provisions hereof to the contrary notwithstanding, it is agreed that Lessee’s payments pursuant to this Section IV of a portion of the increased expense of operating the Building shall not be deemed payments of rent as that term in construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Lessor may charge Lessee.

V. TENANT WORK – “UPFITTING”

Lessor will deliver the Premises to Lessee with the following work completed:

•	Solid exterior walls complete on the outside and ready to receive paint or wallcovering on the inside

•	Electricity to distribution panel within tenants space or at designated point in building agreed to by tenant

•	Minimum of three inch (3”) conduit from building entry point to point within Premises specified by Lessee

•	Heating and air conditioning main trunk lines into the Premises (Lessee will install controls which will control heating and air conditioning for Premises separately from the rest of the building)

All other work required to be performed and materials required to be provided to prepare the Premises for occupancy by Lessee shall be performed and provided by Lessee, at its sole cost and expense; provided, however, Lessor agrees to provide the sum of Forty Six Thousand One Hundred Seventy-Six Dollars ($46,176.00) for upfitting of the Premises (the “Upfitting Allowance”). Lessor will pay the Upfitting Allowance to Lessee upon receipt by Lessor of a certificate from Lessee or Lessee’s contractor certifying that all work on the Premises has been completed and reasonable substantiation of all costs incurred by Lessee in preparing the Premises for occupancy (exclusive of Lessee’s furniture and fixtures).

Lessee shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Building or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim charge or encumbrances (whether conditional, contractual or otherwise) and if any of the aforesaid does arise or is asserted, Lessee will, promptly upon demand by Lessor and at Lessee’s expense, cause shame to be released or adequately bonded.

VI. DELIVERY OF POSSESSION

If Lessor for any reason whatsoever cannot deliver possession of the Premises to Lessee at the commencement date of the term as above specified, this lease shall not be void or voidable nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in that event there shall be a proportionate reduction of all rent for the period between the said specified date for commencement of the term and the date when Lessor in fact does deliver possession to Lessee. No such failure to deliver possession on the date of commencement of the term shall be construed to extend the term of this lease. The other provisions of this paragraph to the contrary notwithstanding, it is provided that if possession of the Premises is not delivered to Lessee within one hundred and eighty (180) days of the beginning of the term as specified in Section II hereof for any reason, then this lease may be terminated by Lessee at any time prior to delivery of possession of the Premises to Lessee and shall be so terminated upon the receipt by Lessor of written notice from Lessee to such effect, whereupon Lessee shall have no further liability to the Lessor.

VII. REMEDIES UPON DEFAULT

(A) If one or more of the following events (hereinafter called “Events of Default”) shall occur and shall continue for such time after any notice which may be required to be given is given as hereinafter provided, to-wit:

(i) If Lessee shall fail to pay any rent or any other sum due hereunder when due in accordance with the terms of this lease and such default shall continue for a period of five (5) days after written notice to Lessee thereof; or

(ii) If Lessee shall vacate or abandon the Premises or fail to operate its business continuously and uninterruptedly therein and such default shall continue for a period of ten (10) days after written notice to Lessee thereof; or

(iii) If Lessee shall fail to keep or perform or abide by any other term, condition, covenant or agreement of this lease or of the Rules and Regulations now or hereafter in effect and such default shall continue for a period of thirty (30) days after written notice to Lessee thereto without action being begun to correct such default within such thirty (30) day period and being pursued diligently thereafter; or

(iv) If Lessee (or, if Lessee is a partnership, if any partner of Lessee) shall file a petition in bankruptcy or take or consent to any other action seeking any such judicial decree or shall make any assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due or if any court of competent jurisdiction shall enter a decree or order adjudication it bankrupt or insolvent or if any trustee or receiver for Lessee or if any person shall file a petition for involuntary bankruptcy against Lessee and such appointment or petition shall not be stayed or vacated within sixty (60) days of entry thereof; or

(v) If Lessee’s interest in this lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Lessee in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of entry thereof:

(a) Lessor, with or without terminating this lease, immediately or at any time thereafter, may re-enter the Premises and correct or repair any condition which shall constitute a failure on Lessee’s part to keep or perform or abide by any term, condition, covenant or agreement of this lease or of the Rules and Regulations now or hereafter in effect. Lessee shall reimburse and compensate Lessor as additional rent within fifteen (15) days after delivery of any statement to Lessee by Lessor for any expenditures made by Lessor in making such corrections or repairs.

(b) Lessor, with or without terminating this lease, immediately or at any time thereafter, may demand in writing that Lessee vacate the Premises. Lessee shall vacate the Premises and remove therefrom all property thereon belonging to Lessee within thirty (30) days of receipt by Lessee of such notice from Lessor, whereupon Lessor shall have the right to re-enter and take possession of the Premises.

(c) Lessor, with or without terminating this lease, immediately or at any time thereafter, may re-enter the Premises and remove Lessee therefrom and all property belonging to or placed on the Premises by, at the direction of, or with the consent of Lessee.

(d) Lessor, with or without terminating this lease, immediately or at any time thereafter, may re-let the Premises or any part thereof for such time or times and at such rent or rents and upon such other terms and conditions as Lessor in its sole discretion may deem advisable; and Lessor may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such re-letting. Lessee shall pay all costs of such re-letting including the cost of any such repairs to the Premises; and, if this lease shall not have been terminated, Lessee shall continue to pay all rent due under this lease up to and including the date of beginning of payment of rent by any subsequent lessee of part or all of the Premises and thereafter Lessee shall pay monthly during the remainder of the term of this lease the difference, if any, between the rent collected from any such subsequent lessee or lessees and the rent reserved in this lease, but Lessee shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

(e) Lessor, immediately or at any time thereafter, may terminate this lease without notice or demand to vacate the Premises. This lease shall be deemed to have been terminated upon receipt by Lessee of written notice of such termination and upon such termination Lessor shall have and recover from Lessee all damages Lessor may suffer by reason of such termination including without limitation the cost (including legal expenses and reasonable attorneys fees) of recovering possession of the Premises and the cost of any repairs to the Premises which are necessary or proper to prepare the same for re-letting. In addition thereto, Lessor, at its election, shall have and recover from Lessee either (i) the rents which Lessor would be entitled to receive from Lessee pursuant to the provisions of Paragraph III(A) on page 1 if the lease were not terminated, or (ii) the rents which Lessor would be entitled to receive from Lessee pursuant to the provisions of subparagraph (d) above if the lease were not terminated. Such election shall be made by Lessor’s giving Lessee written notice thereof within thirty (30) days of the notice of termination.

(B) In the event of any re-entry of the Premises by Lessor pursuant to any of the provisions of this lease, Lessee hereby waives all claims for damages which may be caused by such re-entry by Lessor except such claims as arise from the negligence of Lessor. No such re-entry shall be considered or construed to be a forcible entry.

(C) No course or dealing between Lessor and Lessee or any delay on the part of Lessor or Lessee in exercising any rights it may have under this lease shall operate as a waiver of any of the rights of Lessor or Lessee hereunder nor shall any waiver of a prior default operate as a waiver of any subsequent default or defaults; and no express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

(D) The exercise by Lessor of any one or more of the remedies provided in this agreement shall not prevent the subsequent exercise by Lessor of any one or more of the other remedies herein provided. All remedies provided for in this lease are cumulative and may, at the election of Lessor, be exercised alternatively, successively or in any other manner and are in addition to any other rights provided by law.

VIII. END OF TERM, HOLDING OVER AND ATTORNEY’S FEES

Upon the expiration of the term or other termination of this lease, Lessee shall quit and surrender to Lessor the Premises, broom clean, in good order and condition, ordinary wear and tear excepted and Lessee shall remove from the Premises all of its property. If Lessee shall hold over after the expiration of the term or other termination of this lease, such holding over shall not be deemed to be a removal of this lease but shall be deemed to create a tenancy-at-will. By such holding over, Lessee shall be deemed to have agreed to be bound by all of the terms and provisions of this lease except those as to the term hereof; and during any such tenancy-at-will, Lessee shall pay Base Rent at that rate equal to one hundred twenty-five percent (125%) of that provided for the foregoing Section II after adjustment as therein provided. If any rent owing under this lease is collected by or through an attorney at law, Lessee agrees to pay Lessor’s reasonable attorneys’ fees not in excess of ten percent (10%) of the amount so collected or, if the statutes or other laws of the State of North Carolina in effect at the time of such collection limit the amount so payable as attorneys’ fees, then the maximum amount allowed by such laws or statutes.

IX. USE OF PREMISES

The Premises shall be used and occupied by Lessee as a banking facility and/or general office space only and for no other purpose. Lessee shall not use the Premises or any portion thereof for any illegal or unlawful purpose and will not cause or permit a nuisance to be created or maintained therein. Lessee shall not maintain or permit any coin operated or vending machine within the Premises or the Building without the prior written consent of Lessor and the granting of such consent by Lessor shall not preclude any charge to Lessee for the use of utilities pursuant to the provisions of Section XI hereof.

X. ASSIGNMENT AND SUBLETTING

Lessee shall not sell, assign, pledge or hypothecate this lease or sublet the Premises or any part thereof to any person or entity other than a parent, subsidiary or affiliated corporation of Lease without the prior written consent of Lessor, which consent shall not be withheld unreasonably. Consent by Lessor to one assignment or subletting shall not destroy or operate as a waiver of the prohibitions contained in this Section as to future assignments or subleases; and all such later assignments or subleases shall be made only with Lessor’s prior written consent, which consent shall not be withheld unreasonably. In the event any assignment of this lease or subletting of the Premises or any part thereof is made by Lessee and whether or not the same is consented to by Lessor, Lessee shall remain liable to Lessor for payment of all rent herein provided for and for the faithful performance of all of the covenants and provisions of this lease by any assignee or sub-lessee to the same extent as if the lease had not be assigned or the Premises sublet. If Lessee shall request Lessor’s consent to an assignment of this lease or a subletting of the Premises or any portion thereof, it shall do so by written notice to Lessor naming the proposed assignee or subtenant, designating any portion of the Premises to be sublet and setting forth the other terms and conditions of such proposed assignment or subletting. Lessee shall not be entitled to receive any excess of rents collected over rents reserved herein.

XI. UTILITIES AND OTHER SERVICES

Lessor shall furnish to the Premises from 8:00 a.m. to 6:00 p.m. Monday to Thursday, from 8:00 a.m. to 7:00 p.m. on Friday, and from 9:00 a.m. to 12:00 p.m. on Saturday, exclusive of state banking holidays, heating and air conditioning for the reasonably comfortable use of the Premises;

electricity for general office use; water for drinking; lavatory, and toilet purposes; and operatorless elevator service. Lessee shall provide and pay for any and all security measures it deems necessary, including but not limited to locking devices, alarms, extra strength barriers, guards, etc. All additional costs resulting from Lessee’s extraordinary usage of heating and air conditioning, electricity or water, or from Lessee’s requiring services at times other than as above provided shall be paid by Lessee; and Lessee shall not install equipment for any of the foregoing without Lessor’s prior written consent, which consent Lessor may withhold if in Lessor’s opinion such equipment may not be used safely in the Premises or electrical service is not adequate therefor. Provided that Lessor acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being provided continuously to Lessee, nor shall interruption of any of such services constitute either a constructive or a partial eviction of Lessee.

XII. COMMON AREAS

Lessor shall adequately maintain throughout the term hereof and any extension thereof, all of the Common Areas in good and usable condition. The use and occupancy by the Lessee of the Premises shall include the use in common with others entitled thereto of the Common Areas including sidewalks, and other such facilities as may be designated by the Lessor as Common Areas. The Lessor reserves the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas and facilities mentioned in this paragraph. Breach of such rules and regulations by Lessee shall be an event of default under this lease, provided such breach continues after written notice thereof from Lessor. The Lessor shall have the right from time to time to change areas, level, location and arrangement of the Common Areas and other facilities referred to herein. In addition, Lessor may do and perform such other acts in and to such areas and improvements as in the use of reasonable business judgment the Lessor shall determine to be advisable with a view toward improving the convenience and use thereof by the Lessee and other Lessees, their clients, customers, employees, and other visitors.

XIII. ALTERATIONS BY LESSEE

Lessee shall make no alterations, additions, or improvements to the Premises without prior written consent of Lessor, which consent shall not be withheld unreasonably; and any request by Lessee of Lessor to make any such alterations, additions and improvements shall be accompanied in each instance by plans and specifications for such alterations, additions and improvements in such detail as Lessor reasonably may require. All alterations, additions and improvements (including without limitation all partitions, walls, railings, carpeting, floor coverings and other fixtures) made by, for, or at the direction of Lessee, when made, shall become the property of Lessor and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this lease, Lessee promptly shall reimburse Lessor for any expense or cost incurred by Lessor in restoring the Premises to the condition in which the Premises were at the time Lessee shall have occupied the same, ordinary wear and tear, fire or other casualty not caused by Lessee, its servants, agents or employees, and alterations, additions and improvements to the Premises consented to in writing by Lessor, excepted. Lessor shall have no obligation to make any alterations, improvements or repairs to the Premises except those required to make the Premises safe and tenantable, provide that such repairs are not required by reason of acts of omissions of Lessee, its agents, employees, invitees, or licensees. In the event that any alterations, additions or improvements in or to the Premises, regardless of whether the same have been made by or with the consent of Lessor, must be removed or damaged in order for Lessor properly to maintain the Building or any portion thereof, Lessor shall have the right to remove or damage the same but only to the extent necessary or proper to carry out such maintenance and Lessor shall have no obligation to replace or repair the same and Lessee shall pay Lessor on demand all costs paid or incurred by Lessor arising out of any such removal and/or damage. Upon termination of this lease, Lessee shall be permitted to remove any specialized banking equipment installed by Lessee provided that the removal of such equipment does not cause damage to the Premises or that any damage to the Premises caused by such removal shall be restored fully by Lessee within thirty (30) days upon the termination of this lease. Such specialized banking equipment being vault doors, night depositories, automatic teller machines, safe deposit boxes, miscellaneous safes, teller fixtures, portable vaults, and modular vaults.

XIV. PROPERTY OF LESSEE

All property placed on the Premises by, at the direction of, or with the consent of Lessee, its employees, agents, licensees or invitees, shall be at the risk of Lessee or the owner thereof and Lessor shall not be liable for any loss of or damage to said property resulting from any cause whatsoever unless such loss or damage is the result of Lessor’s negligence.

XV. RULES AND REGULATIONS

Lessee has read the Rules and Regulations heretofore adopted by Lessor for the Building, a copy of which is attached hereto as Attachment A, and Lessee agrees to abide by and conform to the provisions of said Rules and Regulations except to the extent that same are inconsistent with the terms and conditions of this lease, in which event the terms and conditions of this lease shall control. Lessee further agrees to abide by and conform to such further Rules and Regulations as Lessor may make or adopt from time to time for the care, protection and benefit of the Building or for the general comfort and welfare of the lessees of any portion of the Building to the extent that such rules and regulations otherwise are consistent with the terms and conditions of this lease. Lessor shall have the right to waive any or all of such Rules and Regulations as to any one or more lessees of any portion of the Building and such waiver shall not affect or diminish any of Lessee’s obligations pursuant to the provisions of this lease in any way. Lessor shall have no responsibility or liability to Lessee for any nonconformance by any other lessee or lessees of any portion of the Building with any requirement of said Rules and Regulations.

XVI. LESSOR’S RIGHT OF ENTRY

Lessor shall have the right to enter and to grant licenses to others to enter the Premises at any time and for such lengths of time as may be reasonable (a) to inspect the Premises, (b) to exhibit the Premises to prospective tenants or purchasers of the building, (c) to make alterations or repairs to the Premises or to the Building and to store necessary materials, tools and equipment for such alterations or repairs, (d) for any purpose which Lessor shall deem necessary for the operation and maintenance of the Building and the general welfare and comfort of the lessees of any portion of the Building, (e) to abate any condition which constitutes a violation of any covenant or provision of this lease or of the Rules and Regulations. No such entry by Lessor shall affect in any manner Lessee’s obligations and covenants under this lease. No such entry by Lessor, which occurs during standard business hours, shall be made if such entry shall cause a disruption of Lessee’s normal business activity.

XVII. INDEMNIFICATION OF LESSOR

Lessee agrees to indemnity and defend Lessor and to save harmless Lessor, and the lessees, licenses, invitees, agents, servants and employees of Lessor against and from any and all claims by or on behalf of any person, firm or corporation arising by reason of injury to person or property occurring on the Premises occasioned in whole or in part by any act or omission on the part of Lessee or any employee (acting within the course and scope of employment), agent, assignee or subtenant of Lessee, or by reason of any unlawful use of the Premises or by reason of any breach, violation or nonperformance of any covenant in this lease on the part of Lessee to be observed or performed, and also by reason of any matter or thing growing out of the occupancy or use of the Premises by Lessee or anyone holding or claiming to hold through or under Lessee.

Lessor shall not be liable to Lessee for any damage by or from any negligence of any other lessee or any portion of the Building or by any owner or occupant of adjoining or contiguous property. Further, Lessor shall not be liable to Lessee or to any person, firm or corporation claiming through or under Lessee for any injury or damage to persons or property resulting from fire, explosions, falling plaster, steam, glass, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness, unless caused by or due to the negligence of Lessor, its agents, servants or employees (acting in the course and scope of employment). Lessee shall procure and maintain throughout the term of this lease a policy of insurance, at its sole cost and expense, insuring both Lessor and Lessee against all claims, demands, or actions arising out of or in connection with Lessee’s use or occupancy of the Premises or by the conditions of the Premises, the limits of such policy to be in an amount not less than $5,000,000 in respect of any one accident or disaster, and in an amount not less than $500,000 in respect of property damaged or destroyed, such policy to be written by an insurance company qualified to do business in the State of North Carolina. The policy shall name Lessor as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor ten (10) days prior written notice. A copy of the policy or a certificate of insurance shall be delivered to Lessor.

XVIII. INSURANCE AND INSURANCE RATES

Throughout the term of this lease, Lessor shall carry fire and extended coverage insurance insuring its interest in the Building and the Premises, such insurance to be written by insurance companies licensed to do business in North Carolina. Throughout the term of this lease, Lessee shall carry such fire and extended coverage insurance as it may deem appropriate insuring its interest, if any, in improvements to or in the Premises and its interest in its office furniture, equipment, supplies, and other property.

Lessee shall not do or cause to be done or permit on the Premises or in the Building anything deemed extra hazardous on account of fire, and Lessee shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or any part thereof. If because of anything done, caused to be done, permitted or omitted by Lessee or its agents, servants or employees (acting in the course and scope of employment) the premium rate for any insurance in effect on the Building or any part thereof shall be raised, Lessee shall pay Lessor on demand the amount of any such increase in premium which Lessor shall pay for such insurance and if Lessor shall demand that Lessee remedy the condition which caused any such increase in an insurance premium rate, Lessee shall begin remedy of such condition within thirty (30) days after receipt of such demand.

XIX. FIRE OR OTHER CASUALTY

In the event that before or during the term of this lease the Building shall be damaged by fire or other casualty which in the opinion of Lessor and Lessee does not render the Premises or a part thereof unfit for its intended purpose and which shall not have been occasioned by the negligence of Lessee or of its servants or employees, Lessor (subject to the other provisions of this Section XIX) will repair the same with reasonable dispatch upon receipt of written notice of the damage from Lessee and there shall be no abatement of the rent.

In the event that before or during the term of this lease the Building shall be damaged by fire or other casualty which in the opinion of the Lessee renders the Premises unfit for its intended purpose and which shall not have been occasioned by the negligence of Lessee or of its servants, agents or employees, Lessor within seven (7) days of notice of such fire or casualty or of receipt of written notice from Lessee of such damage (whichever shall occur last) shall have the right to and shall either (i) deliver written notice to Lessee of Lessor’s intent to repair said damage or (ii) if in Lessor’s opinion said damage renders so much of either the Building or the Premises unfit for its intended purpose that repair would not be feasible, deliver written notice to Lessee that this lease is terminated; provided, however, that Lessor shall not so terminate this lease unless such repairs cannot in Lessor’s opinion be made within a period of one hundred and eighty (180) days. If Lessor shall elect to terminate this lease as aforesaid, such termination shall be effective immediately upon delivery of such notice by Lessor to Lessee if the term shall not have commenced or on the date specified in such notice if during the term. In the event of such termination, the Base Rent shall be apportioned and paid to the time of such fire or other casualty if the Premises is rendered wholly unfit for its intended purpose by such fire or other casualty or to the specified date of termination if the Premises is not rendered wholly unfit for its intended purpose by such fire or other casualty; provided that the amount of the rent shall be reduced as of the date of such fire or other casualty to an amount which bears the same ratio to the rent provided for in Sections III and IV as the portion of the Premises then available for use bears to the Area of the Premises. Except as hereinbefore specifically provided, Lessee’s obligation to make payment of rent and all other charges on the part of Lessee to be paid and Lessee’s obligation to perform all other covenants on the part of Lessee to be performed shall not be affected by any such fire or other casualty. Any obligation of Lessee to Lessor for any sum of money due under any provision of this lease shall survive any such termination of this lease by Lessor. If, on the other hand, Lessor shall elect to repair such damage, such repairs shall be commenced within seven (7) days of notice to Lessee of such election and such repairs shall be completed within one hundred and twenty (120) days of notice to Lessee of such election, subject to delays caused by strikes, fire, acts of God and other causes beyond the reasonable control of Lessor. During the period of repair, the total amount of the rent provided for in Sections III and IV of this lease shall be reduced to an amount which bears the same ratio to the rent as the portion of the Premises then available for use bears to the Area of the Premises. Upon completion of such repair, the rent shall be paid thereafter as if no fire or other casualty had occurred.

In the event that before or during the term of this lease the Building or the Premises shall be damaged by fire or other casualty which shall have been occasioned by the negligence of Lessee or of its servants, agents or employees (acting in the course and scope of employment), there shall be no apportionment or abatement of the rent; and without prejudice to any other rights and remedies of Lessor and without prejudice to any rights of subrogation of any insurer of Lessor, Lessor shall have the right but shall have no obligation to repair the Building or the Premises and Lessee shall reimburse and compensate Lessor within thirty (30) days after delivery of any statement to Lessee by Lessor for any expenditures made by Lessor in making any such repairs. Any such statement being supported by all necessary proof of cost as is commonly used within the construction industry.

The other provisions of this Section XIX notwithstanding, Lessor shall have no obligation to replace or repair any property in the Building or on the Premises belonging to Lessee or to anyone claiming through or under Lessee. Further, Lessor shall have no obligation hereunder to replace or repair any property on the Premises which Lessor shall have the right to require Lessee to remove from the Premises or any alteration, addition or improvement made to the Premises by, for, or at the direction of Lessee or any prior lessee of the Premises or any portion thereof.

Any dispute between the parties regarding any reduction in rent provided for in this Section XIX shall be determined by arbitration in accordance with Article 45A, Chapter 1 of the North Carolina General Statutes as then prevailing or as otherwise then provided by the North Carolina General Statutes.

XX. LANDLORD’S RIGHT TO MORTGAGE

It is agreed that the Landlords may encumber their title to the Premises with a mortgage or trust indenture without regard to the existence of this lease subject to the express condition that so long as the Tenant is not in default in the payment of any rent or additional rent or any of the other covenants and conditions of this lease, its rights hereunder shall not be affected or terminated and its possession of the Premises shall not be disturbed by any mortgage or Trustee or by any proceedings on the debt which any such mortgage or trust indenture secures or by any person, firm or corporation whose rights are acquired as a result of such proceedings or by virtue of any right or power contained in any such mortgage or trust indenture or the bond or note secured thereby and that any sale at foreclosure will be subject to this lease. Tenant further agrees that it will attorn to the mortgage, Trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the purchaser or assignee under any such foreclosure. Tenant and mortgagee will, upon request by the Landlords, execute, deliver to the Landlords, or to any other person designated by the Landlords, any instrument or instruments required to give effect to the provisions of this paragraph.

The Landlords shall furnish to the Tenant Agreements of Quiet Possession and Non-Disturbance in form suitable for registration, executed by the Trustees and holders of all mortgages and/or deeds of trust and other encumbrances of record affecting the lands which are the subject of this lease at the time of its execution.

XXI. CONDEMNATION

In the event the whole of the Building or such part thereof which would render the Premises unfit for its intended purpose shall be taken by eminent domain or in any manner for public use, Lessor or Lessee may terminate this lease by giving written notice of such termination and upon the giving of such written notice this lease and all rights hereunder shall expire as of the date when the right to possession of the Building or such part thereof shall be acquired by public authority as aforesaid and any rent paid for any period beyond said date shall be repaid to Lessee.

In the event any lesser part of the Building shall be so taken, this lease and every term and provision hereof shall remain in full force and effect unless such portion shall include a part of the Premises, whereupon this lease shall terminate as to such part of the Premises only and the remainder of this lease and every term and provision hereof shall remain in full force and effect; provided, however, that the rent shall be reduced as of the date when the right to possession of such part of the Building shall be required by public authority as aforesaid to an amount which bears the same ratio to the rent provided for in Sections III and IV, as the portion of the Premises then available for use bears to the Area of the Premises.

Lessee shall not be entitled to any part of any award or payment which may be paid to Lessor or made for Lessor’s benefit in connection with such public use and Lessee shall have no claim or rights as against Lessor for the value of any unexpired term of this lease.

Any dispute between the parties regarding any reduction in rent provided for in this Section XXI shall be determined by arbitration in accordance with Article 45A, Chapter 1 of the North Carolina General Statutes as then prevailing or as otherwise then provided by the North Carolina General Statutes.

XXII. QUIET ENJOYMENT

Lessor agrees that Lessee on paying the rent and performing all the terms and provisions of this lease shall have, hold and enjoy quietly the Premises for the term of this lease.

XXIII. NOTICES

Any notice or demand which by any provisions of this lease is required or allowed to be given by either party to the other shall be deemed to have been given sufficiently for all purposes when made in writing and sent in the United States Mail, certified or registered mail, return receipt requested, postage prepaid and addressed:

(a)	if to Lessee, to:	Branch Banking and Trust Company
Post Office Box 1847
Wilson, North Carolina 27894-1847
Attn: Barry W. Story

(b)	if to Lessor, to:	R. B. Jones
North Hills Properties, Inc.
Post Office Box 17004
Raleigh, North Carolina 27619

or such other address as either party may designate in writing.

XXIV. SUCCESSORS AND ASSIGNS

The provisions of this lease shall bind and inure to the benefit of Lessor and Lessee, and their respective successors, heirs, legal representatives and assigns, it being understood and agreed, however, that the term “Lessor” as used in this lease means only the owner at any particular time of the Land and Building of which the Premises are a part, so that in the event of any sale or sales of said property, (including, without limitation, any judicial sale, any sale in foreclosure and any sale pursuant to a power of sale contained in a mortgage or deed of trust affecting all of any part of the Building or the Land), the Lessor named herein shall be and hereby is relieved of all covenants and obligations of Lessor hereunder and thereafter accruing; and it shall be deemed without further agreement that the purchaser at any such sale or sales has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder during the period such purchaser is the owner of the Land and Building. Should the Land and the entire Building be severed as to ownership by sale or as to right of possession by lease, then the owner of the entire Building or the lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed to be the “Lessor.” Lessee shall be bound to any succeeding party Lessor for all the terms and provisions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding party Lessor.

XXV. SEVERABILITY

In the event that any term or provision of this lease or the application thereof to any circumstance or situation shall be invalid or application of said term or provision to any other circumstance or situation shall not be affected thereby, and each term and provision of this lease shall be valid and enforceable to the full extent permitted by law.

XXVI. WAIVER

The Waiver by Landlords of any breach of any covenant or agreement herein contained shall not be deemed to be a waiver of such covenant or agreement or any subsequent breach of the same or any other covenant or agreement herein contained. The subsequent acceptance of rent hereunder by Landlords shall not be deemed to be a waiver of any preceding breach by Tenant of any covenant or agreement of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

XXVII. PARAGRAPH HEADINGS

The paragraph headings used in this lease are for the convenience of reference only and shall not be considered terms of this lease.

XXVIII. GRAMMATICAL USAGE

Throughout this lease, references to the neuter gender shall be deemed to include the masculine and feminine, the singular the plural, and the plural the singular as indicated by the context in which used.

XXIX. GOVERNING LAW

Lessor and Lessee agree that the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this lease.

XXX. ENTIRE AGREEMENT

This lease contains the entire agreement and understanding between Lessor and Lessee, and there are no oral understandings, terms or conditions, and neither Lessor nor Lessee has relied upon any representation, expressed or implied, not contained herein. All prior negotiations and understandings are merged in this lease.

XXXI. MODIFICATION

This lease may not be changed or modified orally, but only by an agreement in writing signed by the party against whom enforcement or waiver, change, modification or discharge is sought.

XXXII. SPECIAL CONDITIONS

(A) Signage: Lessee shall be permitted to place signs at the highest point permitted by state and local authorities on the elevations of the Building; provided, however, that the costs of such signage shall be Lessee’s sole cost and expense and shall be constructed of materials, design, size and location acceptable to Lessor and in compliance with local and state ordinances. Lessor agrees that signs will be permitted in a color which is one of the standard colors used by Lessee in its signage program. In addition, such signage shall be approved prior to erection by local, state and federal authorities having jurisdiction over such matters. Upon termination of this lease, Lessee forthwith shall remove at its sole cost and expense all signage placed on the Building pursuant to this subparagraph.

(B) Memorandum: This lease shall not be recorded and a memorandum of lease in the usual short form shall be utilized for recording. In the event of termination of this lease prior to the date of termination indicated in the memorandum of lease, Lessee shall make, execute and deliver to Lessor immediately upon request therefore an instrument in proper form for recorded evidencing such termination. In the event that Lessee shall not make, execute and deliver such instrument to Lessor, Lessee shall be responsible for and hereby agrees to pay Lessor the reasonable costs and attorney fees incurred by Lessor in taking such legal action as Lessor may determine necessary to obtain confirmation of record by judicial action or otherwise of termination of this lease as well as in enforcing collection of such costs and fees.

(C) Take Over by Bank Supervisory Authority: Notwithstanding any other provisions contained in this lease, in the event Lessee is closed or taken over by the banking authority of the State of

North Carolina, or other bank supervisory authority, Lessor may terminate this lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate this lease; provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of this lease shall in no event be in an amount exceeding the rent reserved under this lease, without acceleration, for the calendar year next succeeding the date of the surrender of the Premises to Lessor, or the date of re-entry of Lessor, whichever first occurs, whether before or after the closing of Lessee, plus an amount equal to the unpaid rent accrued up to such date with acceleration.

(D) This lease is subject to approval by the Board of Directors of Lessee, and all applicable State and Federal Regulatory Authorities. Failure of Lessee to acquire any such approvals on or before October 1, 1986, shall make this lease null and void.

IN WITNESS WHEROF, the parties hereto have executed this lease on the day and year first above written.

LESSOR:

North Hills Properties, Inc.

/s/ James A. Walker
Vice President

ATTEST:

/s/ Carol ter Wee
Secretary

(Corporate Seal)

LESSEE:

Branch Banking and Trust Company

/s/ Henry G. Williamson, Jr.
Senior Executive Vice President

ATTEST:

/s/ illegible
Secretary

(Corporate Seal)

STATE OF NORTH CAROLINA

COUNTY OF WAKE

I, Mary D. Pierce, a Notary Public in and for said County and State, do hereby certify that Carol ter Wee personally appeared before me this day and acknowledged that he/she is              Secretary of North Hills Properties, a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal and attested by himself as its              Secretary.

Witness my hand and official seal, this the 23rd day of July, 1986.

/s/ Mary D. Pierce
Notary Public

My commission expires:

1/7/89

STATE OF NORTH CAROLINA

COUNTY OF WILSON

I, Karen S. Morris, a Notary Public in Wilson County, certify that Jerone C. Herring personally appeared before me this day and acknowledged that he is the Secretary of Branch Banking and Trust Company, a corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by its Senior Executive Vice President, sealed with its corporate seal and attested by himself as its Secretary.

Witness my hand and official seal, this the 22nd day of July, 1986.

/s/ Karen S. Morris
Notary Public

My commission expires:

3/27/1989

EXHIBIT A

BEGINNING at the point in the eastern edge of the right of way of Falls of Neuse Road where said right of way begins to curve into the right of way of Spring Forest Road; thence a northeasterly direction with the rights of way of Falls of Neuse Road and Spring Forest Road along a curve to the right having a radius of 30 feet, an arc distance of 40.95 feet to a point in the southern edge of the right of way of Spring Forest Road; thence with the southern edge of the right of way of Spring Forest Road North 76 degrees 56 minutes 36 seconds East 400 feet to a point; thence South 20 degrees 18 minutes East 275 feet to a point; thence South 0 degrees 28 minutes East 100.45 feet to a point; thence South 24 degrees 50 minutes 46 seconds West 100.46 feet to a point; thence South 76 degrees 56 minutes West 195 feet to a point; thence North 82 degrees 18 minutes West 272 feet to a point in the eastern edge of the right of way of Falls of Neuse Road; thence with the Eastern edge of the right of way of Falls of Neuse Road North 1 degree 15 minutes 24 seconds West 337 feet to the POINT OF BEGINNING, containing 4.69 acres and being Phase II as shown on a map of North Ridge Shopping Center dated July 28, 1980, revised February 17, 1981, prepared by Castleberry-Edgerton Co., Engineers.

TOGETHER with the rights and easements appurtenant to the above described land by virtue of Declaration dated March 30, 1981, executed by North Hills, Connecticut General and Trustee, recorded in Book 2917, page 229, of the Wake County Registry.

EXCEPTING AND RESERVING, however, all rights and easements appurtenant to the land retained in said Deed of Trust (Phase I of the North Ridge Shopping Center) by virtue of said Declaration recorded in Book 2917, page 229, of the Wake County Registry.

ATTACHMENT A

Rules and Regulations

1. The entrances, corridors, passages, stairways, and elevators shall be under the exclusive control of the Landlord and shall not be obstructed, nor used by the Tenant for any purpose other than ingress and egress to and from the leased premises.

2. The Tenant shall neither place nor permit to be placed any signs, advertisements, notices in or upon any part of the building, except on the doors of the premises leased, or as approved in writing by Landlord and all such doorway signs shall be approved by the Landlord. All signs not approved in writing by the Landlord shall be subject to removal without notice.

3. The Tenant shall not put up, nor operate, any engine, boiler, dynamo or machinery of any kind nor carry on any mechanical business in said premises, nor place any explosive therein, nor use any kerosene, oils, or burning fluids in said premises without first obtaining the written consent of the Landlord.

4. If any Tenant shall desire an iron safe for depositing valuables and securities, the Landlord shall have the right to prescribe its weight, size and proper position.

5. No nails are to be driven, and premises are not to be defaced in any way, and no boring or cutting for wires or other purpose is to be done, and no change in electric fixtures or other appurtenances of premises is to be made without the written consent of Landlord.

6. If the Tenant desires telephonic or telegraphic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions no boring for wires will be permitted.

7. The leased premises shall not be used for the purpose of lodging or sleeping rooms, nor in any way to damage the reputation of the building and the Tenant shall not disturb, nor permit the disturbance of other tenants, by the use of musical instruments or any unseemly noises, nor by any interference whatever; and nothing shall be placed or permitted upon the outside window sills.

8. No person or persons, other than employees of the building, shall be employed by the Tenant for the purpose of cleaning or taking care of said premises without the written consent of the Landlord. Any person or persons so employed by the Tenant (with the written consent of the Landlord) shall be subject to, and under the control and direction of, the Landlord in the use of the building and its facilities.

9. The Landlord shall have the right to exclude or eject from the building animals of every kind, birds, bicycles, and all canvassers and other persons who conduct themselves in such a manner as to be, in the judgment of the Landlord, an annoyance to the tenants or a detriment to the building.

SCHEDULE II

RE: EQUIPMENT/FIXTURES AT 6200 FALLS OF NEUSE

1	NIGHT SAFE DEPOSIT	1
2	MONEY VAULT	1
3	DESK TELLER VAULTS	7
4	SECRETARIAL DESKS	4
5	EXECUTIVE DESKS	8
6	CREDENZAS	9
7	EXECUTIVE FILE CABINETS	1
8	WOODEN BOOK CASES	7
9	TYPING CABINETS	2
10	SMALL CONFERENCE TABLE	1
11	TYPEWRITERS	3
12	WINGBACK	3
13	SIDE CHAIRS	16
14	DESK CHAIRS	8
15	LOCKABLE STORAGE CABINETS	2
16	STORAGE CABINETS	1
17	5-DRAWER LATERAL FILE CABINETS	6
18	4-DRAWER LATERAL FILE CABINETS	4
19	3-DRAWER LATERAL FILE CABINETS	1
20	5-DRAWER STD. FILE CABINETS	1
21	4-DRAWER STD. FILE CABINETS	1
22	2-DRAWER STD. FILE CABINETS	2
23	COPY MACHINES	1
24	WOODEN END TABLE	1
25	VAULT W/DOOR	1
26	DRIVE UP WINDOW SYSTEM	1
27	REMOTE DELIVERY SYSTEM	1
28	VIDEO SURVEILLANCE	1
29	ALARM SYSTEM	1
30	ENTIRE TELEPHONE SYSTEM	1